                                                                    Exhibit 99.1

                              FOR IMMEDIATE RELEASE

                       Chicago Rivet & Machine Co. Reports
                           2003 Third Quarter Earnings



Naperville, IL November 7, 2003 -- Chicago Rivet & Machine Co, (AMEX - symbol
CVR) Reported net income for the third quarter of 2003. Results are summarized below:



                           CHICAGO RIVET & MACHINE CO.
                  SUMMARY OF CONSOLIDATED RESULTS OF OPERATIONS
                FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30

                                       THIRD QUARTER                 FIRST NINE MONTHS
                                ---------------------------     ---------------------------
                                    2003            2002            2003           2002
                                -----------     -----------     -----------     -----------
                                   b
Net sales and lease revenue     $ 8,831,742     $ 9,832,012     $29,074,149     $32,722,194
Income before income taxes            8,431         659,015       1,050,293       2,976,720
Net income                            5,431         435,015         692,293       1,962,720
Net income per share                    .01             .45             .72            2.03
Average shares outstanding          966,132         966,132         966,132         966,674
-------------------------------------------------------------------------------------------
                            (All figures subject to year-end audit)

For further information please contact Mr. John C. Osterman at (630) 357-8500.